UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2010

DineEquity, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15283	95-3038279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 North Brand Boulevard Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture for 9.5% Senior Notes due 2018

On October 19, 2010 (the “Closing Date”), DineEquity, Inc. (the “Company”), issued $825,000,000 aggregate principal amount of its 9.5% Senior Notes due 2018 (the “Notes”) pursuant to an Indenture (the “Indenture”), dated as of the Closing Date, by and among the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes will mature on October 30, 2018 and bear interest at the rate of 9.5% per annum. Interest on the Notes is payable on April 30 and October 30 of each year, beginning on April 30, 2011. The Company may redeem the Notes for cash in whole or in part, at any time or from time to time, on and after October 30, 2014, at specified redemption premiums, plus accrued and unpaid interest, as specified in the Indenture. In addition, prior to October 30, 2014, the Company may redeem the Notes for cash in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest and a “make-whole” premium, as specified in the Indenture. In addition, prior to October 30, 2013, the Company may redeem up to 35% of the aggregate principal amount of Notes issued with the net proceeds raised in one or more equity offerings. If the Company undergoes a change of control under certain circumstances, the Company may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest. If the Company sells assets under certain circumstances, the Company may be required to offer to purchase the Notes at a purchase price equal to 100% of the principal amount plus accrued and unpaid interest.

The Notes are unsecured senior obligations of the Company and are jointly and severally guaranteed on a senior unsecured basis by the Company’s domestic wholly-owned restricted subsidiaries, other than immaterial subsidiaries, as set forth in the Indenture (the “Guarantors”), that are guarantors under the Credit Agreement (as defined below).

The Indenture limits the ability of the Company and its restricted subsidiaries to incur additional indebtedness (excluding certain indebtedness under the senior secured credit facility), issue certain preferred shares, pay dividends and make other equity distributions, purchase or redeem capital stock, make certain investments, create certain liens on its assets to secure certain debt, enter into certain transactions with affiliates, agree to any restrictions on the ability of the Company’s restricted subsidiaries to make payments to the Company, merge or consolidate with another company, transfer and sell assets, engage in business other than certain permitted businesses and designate its subsidiaries as unrestricted subsidiaries, in each case as set forth in the Indenture. These covenants are subject to a number of important limitations, qualifications and exceptions, including that during any time that the Notes maintain investment grade ratings, certain of these covenants will not be applicable to the Notes.

The Indenture also contains customary event of default provisions including, among others, the following: default in the payment of the principal of the Notes when the same becomes due and payable; default for 30 days in the payment when due of interest on the Notes; failure to comply with certain covenants in the Indenture, in some cases without notice from the Trustee or the holders of Notes; and certain events of bankruptcy or insolvency with respect to the Company or any significant restricted subsidiary, in each case as set forth in the Indenture. In the case of an event of default, other than a bankruptcy default with respect to the Company, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the holders of the Notes), may, and the Trustee at the written request of the holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of and accrued interest on the Notes to be immediately due and payable.

On the Closing Date, the Company used the net proceeds of the offering of the Notes, along with borrowings made on the Closing Date under the Credit Agreement and other cash on hand on the Closing Date, to fund various transactions, including the Applebee’s Class M-1 Purchase (as defined below), the Tender Offers (as defined below), the satisfaction and discharge of the indentures governing, and the repayment and redemption of, certain classes and series of securitization notes of the Applebee’s Issuers and the IHOP Issuers (as such terms are defined below), each wholly owned subsidiaries of the Company, as described in Item 1.02 below, and the redemption of a portion of the Company’s Series A Preferred Stock (as defined below).

The above description of the Indenture and the Notes is qualified in its entirety by reference to the Indenture and the form of Note, each of which is incorporated herein by reference and are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively.

The Initial Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Initial Purchasers and certain of their affiliates have provided and may in the future provide certain financial advisory, investment banking and commercial banking services in the ordinary course of business for the Company, its subsidiaries and certain of their respective affiliates. In particular, Barclays Capital and Goldman Sachs Bank USA are Joint Lead Arrangers and Joint Book Managers in connection with the Credit Agreement, and Barclays Capital Inc. and Goldman, Sachs & Co. acted as Joint Dealer-Managers and Solicitation Agents in connection with the Tender Offers and the Consent Solicitation (as defined below). The Initial Purchasers and certain of their affiliates have received or will receive customary fees and expenses in connection with the performance of such services performed from time to time for the Company, its subsidiaries and their respective affiliates. In the ordinary course of their various business activities, the Initial Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans).

Registration Rights Agreement for 9.5% Senior Notes due 2018

On the Closing Date, in connection with the issuance of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), by and among the Company, the Guarantors and Barclays Capital Inc. and Goldman, Sachs & Co., as representatives the Initial Purchasers.

Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to register with the Securities and Exchange Commission (the “SEC”), exchange notes (the “Exchange Notes”), having substantially identical terms as the Notes, as part of an offer to exchange freely tradable Exchange Notes for the Notes. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to use their commercially reasonable efforts to file an exchange offer registration statement with the SEC within 210 days of the Closing Date, and to use their commercially reasonable efforts to cause it to become or be declared effective by the SEC no later than 270 days after the Closing Date. The Company and the Guarantors also agreed to use their commercially reasonable efforts to file a shelf registration statement with the SEC for the resale of the Notes if they cannot complete an exchange offer within the time periods listed in the preceding sentence and in certain other circumstances as set forth in the Registration Rights Agreement. The Company and the Guarantors may be required to pay liquidated damages if they fail to timely comply with the registration and exchange requirements set forth in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by the Registration Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by this reference.

Credit Agreement

The transactions described herein are also being funded in part pursuant to borrowings being made on the Closing Date under the Credit Agreement, by and among the Company, Barclays Bank PLC, as administrative agent (the “Administrative Agent”), Raymond James Realty, Inc., as Documentation Agent, Barclays Capital, as Joint Lead Arranger and Joint Book Manager, and Goldman Sachs Bank USA, as Joint Lead Arranger, Joint Book Manager and Syndication Agent, and the lenders and other financial institutions party thereto (the “Credit Agreement”), previously described in the Current Report on Form 8-K filed by the Company with the SEC on October 12, 2010. A copy of the Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by this reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of the Closing Date, the Base Indenture, dated as of March 16, 2007 (as supplemented, the “IHOP Indenture”), by and among IHOP Franchising, LLC, a Delaware limited liability company, IHOP IP, LLC, a Delaware limited liability company (together with IHOP Franchising, LLC, the “IHOP Issuers”) and the Trustee, governing the IHOP Issuers’ Series 2007-1 Fixed Rate Term Notes due March 2037 (the “IHOP

2007-1 Notes”), Series 2007-2 Variable Funding Notes due March 2037 (the “IHOP 2007-2 Notes”) and Series 2007-3 Fixed Rate Term Notes due December 2037 (the “IHOP 2007-3 Notes” and, together with the IHOP 2007-1 Notes and IHOP 2007-2 Notes, the “IHOP Notes”), was satisfied and discharged in accordance with its terms by the IHOP Issuers. On October 20, 2010 (the “Optional Redemption Date”), the IHOP Issuers completed the previously announced redemption of all of the then outstanding IHOP Notes (including in the case of the IHOP 2007-1 Notes and IHOP 2007-3 Notes, any such notes not tendered and accepted for purchase pursuant to the Tender Offers) (the “IHOP Redemption”). In connection with the IHOP Redemption, on the Closing Date, the IHOP Issuers deposited (i) $4,232,001.90 (which included a $214,855.23 make-whole premium thereon) with respect to the IHOP 2007-1 Notes, (ii) $25,015,826.39 with respect to the IHOP 2007-2 Notes, and (iii) $66,519,737.88 (which included a $8,098,091.96 make-whole premium thereon) with respect to the IHOP 2007-3 Notes, in each case, with the Trustee, to repay all amounts outstanding under the IHOP Notes, paid such other amounts due and delivered all such other items as required under the IHOP Indenture in order to satisfy and discharge the IHOP Indenture in accordance with its terms.

Also effective as of the Closing Date, the Base Indenture, dated as of November 29, 2007 (as supplemented, the “Applebee’s Indenture”), by and among Applebee’s Enterprises LLC, Applebee’s IP LLC, Applebee’s Restaurants North LLC, Applebee’s Restaurants Mid-Atlantic LLC, Applebee’s Restaurants West LLC, Applebee’s Restaurants Texas LLC, Applebee’s Restaurants Kansas LLC, Applebee’s Restaurants Vermont Inc., Applebee’s Restaurants Inc. (collectively, the “Applebee’s Issuers”) and the Trustee, governing the Series 2007-1 Advance Notes, Class A-1-A and Class A-I-X, each due December 2037 (together, the “Applebee’s Class A-1 Notes”), the Series 2007-1 Class A-2-II-A and Class A-2-II-X Fixed Rate Term Senior Notes, each due December 2037 (together, the “Applebee’s Class A-2 Notes”), and the Series 2007-1 Class M-1 Fixed Rate Term Subordinated Notes due December 2037 (the “Applebee’s Class M-1 Notes” and, together with the Applebee’s Class A-1 Notes and the Applebee’s Class A-2 Notes, the “Applebee’s Notes”), was satisfied and discharged in accordance with its terms by the Applebee’s Issuers. On the Optional Redemption Date, the Applebee’s Issuers completed the previously announced redemption of the then outstanding Applebee’s Notes (including in the case of the Applebee’s Class A-2 Notes, any Applebee’s Class A-2 Notes not tendered and accepted for purchase pursuant to the Tender Offers) (the “Applebee’s Redemption”). In connection with the Applebee’s Redemption, on the Closing Date, the Applebee’s Issuers deposited (i) $30,077,974.10 with respect to the Applebee’s Class A-1-A Notes, (ii) $70,229,967.34 with respect to the Applebee’s Class A-1-X Notes, and (iii) $65,745,827.40 with respect to the Applebee’s Class A-II-A Notes, in each case, with the Trustee, to repay all amounts outstanding under the Applebee’s Notes, paid such other amounts due and delivered all such other items as required under the Applebee’s Indenture in order to satisfy and discharge the Applebee’s Indenture in accordance with its terms.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01	Other Events.

Results of Tender Offers and Consent Solicitation

On October 18, 2010, the Company issued a press release announcing the expiration and results of its previously announced offers to purchase for cash (the “Tender Offers”) any and all of the outstanding principal amount of the Applebee’s Class A-2 Notes and the IHOP 2007-1 Notes and IHOP 2007-3 Notes and the related consent solicitation to waive certain provisions of the indenture and related documents governing the IHOP 2007-3 Notes (the “Consent Solicitation”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is herein incorporated by reference.

Applebee’s Class M-1 Purchase

On the Closing Date, the Company consummated the purchase of all of the outstanding aggregate principal amount of Applebee’s Class M-1 Notes from the beneficial owner thereof, as previously described in the Current Report on Form 8-K filed by the Company with the SEC on September 10, 2010 (the “Applebee’s Class M-1 Purchase”). On the Closing Date, the Company surrendered the purchased Applebee’s Class M-1 Notes to the Applebee’s Issuers for cancellation in accordance with the terms of the Applebee’s Indenture.

Redemption of shares of Series A Perpetual Preferred Stock

On the Closing Date, the Company redeemed 143,000 shares of its Series A Perpetual Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), in accordance with its terms, at a redemption price equal to 104.0% of the stated value plus accrued and unpaid dividends to, but not including, the Closing Date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

4.1	Indenture dated as of October 19, 2010, by and among DineEquity, Inc. as issuer, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Form of Note (included in Exhibit 4.1 above).

10.1	Registration Rights Agreement dated as of October 19, 2010, by and among DineEquity, Inc., the guarantors thereto and Barclays Capital Inc. and Goldman, Sachs & Co., as representatives of the initial purchasers.

10.2	Credit Agreement dated as of October 8, 2010, by and among DineEquity, Inc., Barclays Bank PLC, as administrative agent, Raymond James Realty, Inc., as Documentation Agent, Barclays Capital, as Joint Lead Arranger and Joint Book Manager, and Goldman Sachs Bank USA, as Joint Lead Arranger, Joint Book Manager and Syndication Agent, and the lenders and other financial institutions party thereto.

99.1	Press release dated October 18, 2010, re Expiration and Results of Tender Offers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2010

DineEquity, Inc.

By:	/s/ JOHN F. TIERNEY
	Name:	John F. Tierney
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of October 19, 2010, by and among DineEquity, Inc. as issuer, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1	Registration Rights Agreement dated as of October 19, 2010, by and among DineEquity, Inc., the guarantors thereto and Barclays Capital Inc. and Goldman, Sachs & Co., as representatives of the initial purchasers.

10.2	Credit Agreement dated as of October 8, 2010, by and among DineEquity, Inc., Barclays Bank PLC, as administrative agent, Raymond James Realty, Inc., as Documentation Agent, Barclays Capital, as Joint Lead Arranger and Joint Book Manager, and Goldman Sachs Bank USA, as Joint Lead Arranger, Joint Book Manager and Syndication Agent, and the lenders and other financial institutions party thereto.

99.1	Press release dated October 18, 2010, re Expiration and Results of Tender Offers.